Exhibit 10.66

TRADEMARK LICENSE AGREEMENT
Between
TM ACQUISITION CORP.
COLDWELL BANKER REAL ESTATE CORPORATION
ERA FRANCHISE SYSTEMS, INC.
And
PHH HOME LOANS, LLC
Dated as of January 31, 2005

TABLE OF CONTENTS

		Page
	ARTICLE I DEFINITIONS

1.01	Defined Terms	1

1.02	Interpretation.	5

	ARTICLE II LICENSE TO LICENSEE OF THE MARKS

2.01	Scope of License to Licensee.	5

2.02	Rights Reserved.	6

2.03	Appearance of the Marks.	6

2.04	Domain Names.	6

	ARTICLE III OWNERSHIP OF THE MARKS

3.01	Acknowledgments and Covenants of Licensee.	6

3.02	Avoidance of Adverse Actions by Licensee	6

	ARTICLE IV MAINTENANCE OF QUALITY

4.01	Quality of Licensee’s Services.	7

4.02	Compliance and Performance Reviews.	7

4.03	Quality of NRT Mortgage Business Offices	7

4.04	Promotion and Goodwill.	8

4.05	Notification of Breach of Quality Standards	8

	ARTICLE V RECORDS; AUDITS AND INSPECTIONS

5.01	Maintenance of Records.	8

5.02	Right of Inspection and Audit.	9

	ARTICLE VI COMPLIANCE WITH LAW

6.01	Compliance with Law.	9

6.02	Government Licenses, Permits, and Approvals	9

	ARTICLE VII INTELLECTUAL PROPERTY PROTECTION

7.01	Protection of the Marks.	9

7.02	Domain Names.	10

	ARTICLE VIII DISCLAIMER OF REPRESENTATIONS AND WARRANTIES	10

	ARTICLE IX DEFENSE AND INDEMNIFICATION

9.01	Indemnification by Licensee	10

	ARTICLE X REMEDIES FOR BREACH

i

SCHEDULE A (Marks)

ii

          THIS TRADEMARK LICENSE AGREEMENT (this “Agreement”), effective as of January 31, 2005 (the “Effective Date”), by and between TM ACQUISITION CORP., a Delaware corporation located at 10750 W. Charleston Blvd., Suite 130, Las Vegas, NV 89135 (“TM Corp.”) COLDWELL BANKER REAL ESTATE CORPORATION, (“Coldwell Banker”) and ERA FRANCHISE SYSTEMS, INC. (“ERA”) both located at 1 Campus Drive, Parsippany, New Jersey 07054 (ERA, Coldwell Banker and TM Corp. are collectively the “Licensors”), and PHH HOME LOANS, LLC, a Delaware limited liability company located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 (“Licensee”). Licensors and Licensee are hereinafter referred to collectively as the “Parties” or individually as a “Party”.
WITNESSETH:
          WHEREAS, PHH Member and Cendant Member formed Licensee on November 3, 2004, for the principal purpose of originating and selling mortgage loans sourced through Cendant’s residential real estate brokerage and corporate relocations businesses and from employees of Cendant and its Subsidiaries, in accordance with the terms and provisions of the Operating Agreement and the SRA, as each agreement is amended from time to time;
          WHEREAS, TM Corp. owns the Marks set forth on Schedule A;
          WHEREAS, TM Corp. has previously entered into exclusive licensing arrangements with Coldwell Banker and ERA whereby TM Corp. granted (i) Coldwell Banker exclusive rights to use the Coldwell Banker Marks and (ii) ERA exclusive rights to use the ERA Marks, in connection with the operation of real estate franchisor businesses;
          WHEREAS, Licensee desires a license to use the Marks to conduct the NRT Mortgage Business and Licensors desires to grant such license to Licensee, on the terms and subject to the conditions contained herein.
          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, promises, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS
          1.01 Defined Terms. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:
          “Affiliate” means, when used with reference to a specific Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specific Person. For the avoidance of doubt, Licensee and its Subsidiaries shall not be deemed to be an Affiliate of Cendant or any of Cendant’s Affiliates.
          “Agreement” has the meaning set forth in the preamble of this Agreement.

          “Business Day” means any day other than a Saturday, Sunday, or a holiday on which commercial banks in the State of New York are closed.
          “Calendar Quarter” means the three-month quarters from January 1st through March 31st, April 1st through June 30th, July 1st through September 30th, and October 1st through December 31st of each calendar year.
          “Cendant” means Cendant Corporation, a Delaware corporation.
          “Cendant Member” means Cendant Real Estate Services Venture Partner, Inc., a Delaware corporation.
          “Cendant Put” has the meaning set forth in Section 8.2 of the Operating Agreement.
          “Cendant Real Estate” means Cendant Real Estate Services Group, LLC, a Delaware limited liability company.
          “Cendant Real Estate Services Division” means (i) the residential and commercial real estate brokerage business owned and operated by NRT Incorporated and its Subsidiaries; (ii) the relocation business owned and operated by Cendant Mobility Services Corporation and its Subsidiaries; and (iii) the Settlement Services business owned and operated by Cendant Settlement Services Group LLC and its Subsidiaries (it being understood that for all purposes of this Agreement, the Cendant Real Estate Services Division shall not include Century 21 Real Estate LLC, Coldwell Banker, ERA, and Sotheby’s International Realty Affiliates, Inc.).
          “Cendant Termination Event” has the meaning set forth in Section 8.1 of the Operating Agreement.
          “Cessation Date” has the meaning set forth in Section 11.04(b).
          “Coldwell Banker” has the meaning set forth in the preamble of this Agreement.
          “Coldwell Banker Marks” means the marks identified as “Coldwell Banker Marks” on Schedule A.
          “Control” shall mean, with regard to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have meanings correlative with the foregoing.
          “Covered Books and Records” has the meaning set forth in Section 5.01(a).
          “Customer” means any Person who is referred to Licensee by the Cendant Real Estate Division and contacts Licensee whether in person or by mail, phone, via the Internet (including by electronic mail), or otherwise, or who is so contacted by Licensee, about the possibility of obtaining a Mortgage Loan through Licensee, or who otherwise obtains a Mortgage Loan from or through Licensee.

          “Damages” shall mean any and all damages, disbursements, suits, claims, liabilities, obligations, judgments, fines, penalties, charges, amounts paid in settlement, costs, and expenses (including reasonable attorneys’ fees and expenses) arising out of or related to this Agreement, and any interest charged by third parties on any of the foregoing.
          “Domain Names” means the Internet domain names identified on Schedule A or such other Internet domain name containing a Mark approved in writing by Licensors from time to time pursuant to this Agreement.
          “Effective Date” has the meaning set forth in the preamble of this Agreement.
          “ERA” has the meaning set forth in the preamble of this Agreement.
          “ERA Marks” means the marks identified as “ERA Marks” on Schedule A.
          “Governmental Entity” means any court, administrative agency or commission, or other governmental authority or instrumentality.
          “Law” means any order, writ, injunction, decree, judgment, ruling, law, decision, opinion, statute, rule, or regulation of any Governmental Entity, including, any federal, state, or local fair lending laws.
          “License” has the meaning set forth in Section 2.01.
          “Licensee” has the meaning set forth in the preamble of this Agreement.
          “Licensor” means (i) TM Corp. with respect to all Marks, (ii) Coldwell Banker with respect to the Coldwell Banker Marks, and (iii) ERA with respect to the ERA Marks.
          “Marks” means the service marks, trademarks, trade names, and real estate brand names (and corresponding applications and registrations) identified on Schedule A.
          “Mortgage Lending Laws” means any Law applicable to the (i) communication with, and marketing directed toward, Customers, (ii) application process for Mortgage Loans, (iii) Mortgage Pre-Approval Decision process described in the Operating Agreement, (iv) processing of Mortgage Loan applications, (v) communication to the Customer of a Mortgage Loan underwriting decision, and (vi) closing and funding of a Mortgage Loan as well as the preparation, execution, and delivery of Mortgage Loan Documents and Mortgage Loan Disclosures (as respectively defined in the Operating Agreement). Mortgage Lending Laws include the following: (i) the record keeping and reporting requirements of the Home Mortgage Disclosure Act (“HMDA”), (ii) the Real Estate Settlement Procedures Act and Regulation X (24 C.F.R. Part 3500), (iii) the Fair Housing Act, (iv) the Fair Credit Reporting Act, (v) the Flood Disaster Protection Act, (vi) the Truth-in-Lending Act and (Regulation Z), (vii) the National Housing Act, (viii) the Servicemen’s Readjustment Act, (ix) the Equal Credit Opportunity Act and (Regulation B), (x) any usury laws or regulations, and (xi) the Homeowner’s Protection Act.

          “Mortgage Loan” means a mortgage loan (including a home equity line of credit) evidenced by one or more promissory notes and secured by a mortgage or deed of trust on one or more residential real estate properties.
          “Non-Renewal Put” has the meaning set forth in Section 8.4 of the Operating Agreement.
          “Non-Renewal PHH Sale” has the meaning set forth in Section 8.4 of the Operating Agreement.
          “NRT Mortgage Business” means providing mortgage services to the Customer that include counseling, efficient processing, origination, and servicing of Mortgage Loans on homes located in the Territory, which Mortgage Loans are sourced solely through the Cendant Real Estate Services Division.
          “Offices” has the meaning set forth in Section 4.02.
          “Operating Agreement” means the Amended and Restated Limited Liability Company Operating Agreement of Licensee dated as of January 31, 2005, as it may be amended from time to time.
          “Party” or “Parties” has the meaning set forth in the preamble of this Agreement.
          “Person” means any individual, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association, or other entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such person, as the context may require.
          “PHH Member” means PHH Broker Partner Corporation, a Maryland corporation.
          “Pipeline Loans” shall mean all potential Mortgage Loans which are in one of various stages of loan origination, approval and processing at Licensee, but which, as of the time of consummation of a Cendant Put or Two Year Put, shall not have closed and funded.
          “PHH Sale” has the meaning set forth in Section 8.2 of the Operating Agreement.
          “PHH Termination Event” has the meaning set forth in Section 8.3 of the Operating Agreement.
          “Prime Rate” means, at any given time, the prime rate most recently reported by J.P. Morgan Chase, New York, New York (or any successor entity).
          “Purchase Right” has the meaning set forth in Section 8.3 of the Operating Agreement.
          “Settlement Services” means the provision of settlement services for residential real estate transactions, including the issuance of title insurance policies (including title search procedures), loan certification, property tax tracking services and closing escrow services, but shall not include credit review services, appraisal review services or flood zone determinations for properties.
          “Special Termination Put” has the meaning set forth in Section 8.4 of the Operating Agreement.
          “SRA” means the Strategic Relationship Agreement by and among Cendant Real Estate, PHH Corporation, Licensor, Cendant Mortgage Corporation (now known as “PHH Mortgage Corporation”), the PHH Member, and Licensee, as it may be amended from time to time.
          “Subsidiary” means, when used with respect to any party, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes under generally accepted accounting principles in the United States, and when used with respect to Licensee, shall include the Small Corps (as defined in the Operating Agreement).
          “Term” has the meaning set forth in Section 11.01.
          “Territory” means the United States and its territories and possessions.
          “Transitional Period” has the meaning set forth in Section 11.04(b).
          “Two Year PHH Sale” has the meaning set forth in Section 8.4 of the Operating Agreement.
          “Two Year Put” has the meaning set forth in Section 8.4 of the Operating Agreement.
          1.02 Interpretation. Each definition in this Agreement includes the singular and the plural. The words “include” or “including” when used in this Agreement shall mean “including, without limitation”. The word “or” shall not be exclusive. Except as otherwise stated, reference to Articles, Sections, and Schedules means the Articles, Sections, and Schedules of this Agreement. The Schedules are hereby incorporated by reference into and shall be deemed a part of this Agreement.
ARTICLE II
LICENSE TO LICENSEE OF THE MARKS
          2.01 Scope of License to Licensee. During the Term and subject to the terms and conditions of this Agreement, Licensors hereby grants to Licensee a royalty-free, non-exclusive, non-assignable, non-transferable, non-sublicenseable right and license to use in the Territory the:
                         (i) Marks as trademarks and service marks and in its trade or assumed name (but not corporate name), and
                         (ii) Domain Names,

in connection solely with the offering of products and services (and the advertisement, promotion, and marketing of such products and services) in the NRT Mortgage Business (the “License”).
          2.02 Rights Reserved. Subject to the exclusivity provisions set forth in Article II of the SRA, for the avoidance of doubt, Licensors hereby reserve the right to use and grant others the right to use the Marks alone or in association with any other trademark, service mark, domain name, or name, as trademarks, service marks, domain names, and/or names for any purpose whatsoever.
          2.03 Appearance of the Marks. The Marks may only be used under the License in the same manner, including in the same style, typeface, and graphic appearance, depicted on Schedule A. Notwithstanding any other provision of this Agreement, Licensee may not combine the Marks with any other trademark or service mark (including any logo, design, or symbol), domain name (except for the Domain Names), name, prefix or suffix, or any other modifying word or term or matter without Licensors’ prior written approval.
          2.04 Domain Names. Licensee acknowledges and agrees that any use of the Domain Names, including in connection with any website or other advertising or promotional materials (including electronic mail sent from an electronic mail address associated with the Domain Names) or other content available through the Domain Names, must comply with all restrictions in this Agreement relating to the Marks, to the extent applicable.
ARTICLE III
OWNERSHIP OF THE MARKS
          3.01 Acknowledgments and Covenants of Licensee.
                  (a) Licensee acknowledges that (i) TM Corp. is the owner of the Marks in the Territory, (ii) other than the rights granted to Licensee under this License, (x) Coldwell Banker is the exclusive licensee of the Coldwell Banker Marks in the Territory and (y) ERA is the exclusive licensee of the ERA Marks in the Territory, and (iii) the rights of Licensors in the Marks are valid and enforceable. Licensee covenants and agrees not to challenge Licensors’ ownership of the Marks anywhere, including as part of a Domain Name.
                  (b) Licensee shall not acquire any ownership rights in the Marks or Domain Names or any other right adverse to Licensors’ interests in the Marks or Domain Names. Nothing herein shall be deemed, intended, or implied to constitute a sale or assignment of the Marks or Domain Names to Licensee. Licensee agrees that its use of the Marks or Domain Names under this Agreement shall inure to the benefit of Licensors, and this Agreement does not confer on Licensee any goodwill or ownership interest in the Marks.
                  (c) Licensee shall include the following written notice in connection with its use of the Marks (or such other written ownership notice as requested by Licensors from time to time): “[insert service mark] is a service mark of a subsidiary of Cendant Corporation and used under license by [insert Licensee].”
          3.02 Avoidance of Adverse Actions by Licensee. Licensee hereby covenants that it shall not: (i) use the Marks in any way that may tend to impair their validity as proprietary trademarks or service marks; (ii) take any action that would jeopardize or impair TM Corp.’s ownership of the Marks or the legality and/or enforceability of the Marks, or Coldwell Banker’s right to use the Coldwell Marks and ERA’s right to use the ERA Marks; (iii) either directly or indirectly, apply for the registration or renewal of registration of the Marks or any variation thereon, or any trademark, service mark, domain name (except for the Domain Names with respect to renewal as set forth herein), name or other matter which contains or is similar to, the Marks, without the prior written consent of Licensors; (iv) use (except for the Marks and Domain Names as set forth herein) or attempt to register in any jurisdiction, directly or indirectly, any trademark, service mark, domain name, name, or other matter containing or similar to any trademark, service mark, domain name, or name as to which Licensors or any of their Affiliates have any registration or proprietary rights; or (v) sublicense any of the Marks.
ARTICLE IV
MAINTENANCE OF QUALITY
          4.01 Quality of Licensee’s Services.
                  (a) Licensee shall use the Marks and conduct its business under the Marks in a manner designed to enhance the reputation and integrity of the Marks and the goodwill associated therewith. Licensee hereby covenants that in the course of conducting the NRT Mortgage Business, the quality of products and services provided by Licensee under the Marks will be at least equal to (i) the quality of products and services provided by Cendant, Coldwell Banker, ERA or their respective Affiliates under the Marks as of the Effective Date and (ii) generally accepted good industry practice, which includes the origination, processing, underwriting, approval, closing, shipping, and other origination services on all Mortgage Loans by Licensee in accordance with all Mortgage Lending Laws and with no less degree of care than Cendant or its Affiliates exercised when they originated Mortgage Loans prior to the Effective Date.
                  (b) Licensee shall not take any action that in any way might tend to diminish or disparage the value, goodwill, or reputation of the Marks, Cendant, or Licensors.
          4.02 Compliance and Performance Reviews. Licensors shall have the right to review the manner in which Licensee uses the Marks, including the right at Licensors’ written request to receive and review samples of materials on which Licensee uses the Marks, including letterhead, business cards, advertising, signage, and other promotional materials, and other business materials used in connection with the Marks, to ensure that Licensee is complying with the provisions hereof, and Licensors reserves its right to require written approval of such materials prior to Licensee’s use of the same. If Licensors determines, in its discretion, that Licensee has failed to comply with the quality provisions set forth in this Agreement, such failure shall be deemed a default under this Agreement, and Licensors shall have the right to terminate this Agreement as provided for in Section 11.03.
          4.03 Quality of NRT Mortgage Business Offices. Licensee shall:
                    (i) maintain a high moral and ethical standard of operation at each office servicing the NRT Mortgage Business (the “Offices”);

                    (ii) maintain each of its Offices in a clean, attractive, and orderly condition;
                    (iii) provide efficient, courteous, and high-quality services to the Customers at each Office or via any telecommunication process such as telephone or the Internet;
                    (iv) comply with Licensors’ reasonable requirements so as to maintain the high quality of each Office and telecommunication processes; and
                    (v) conduct the NRT Mortgage Business in the manner set forth under the Operating Agreement and the SRA.
          4.04 Promotion and Goodwill.
                  (a) Licensee shall:
                    (i) advertise and promote the NRT Mortgage Business subject to Licensors’ reasonable requirements as to form and content of all advertising and promotional material;
                    (ii) not make or publish any statement or advertisement which would reasonably be expected to be construed to demean the image, value, identity, reputation, or goodwill associated with Cendant, Licensors, or any Mark; and
                    (iii) advertise only in a manner that is professional, dignified, and not intentionally misleading.
                  (b) Licensee acknowledges that its compliance with the quality provisions of this Agreement is essential to preserve the goodwill of the Marks and the integrity of the NRT Mortgage Business.
          4.05 Notification of Breach of Quality Standards. Licensors shall promptly deliver to Licensee written notice of any material breach by Licensee with respect to the quality standards contained herein.
ARTICLE V
RECORDS; AUDITS AND INSPECTIONS
          5.01 Maintenance of Records. Licensee shall maintain accurate books, records, and accounts, including financial and accounting records, relating to the NRT Mortgage Business (and shall use commercially reasonable efforts to cause its independent accountants to retain their working papers), including with respect to the determination of compliance with the quality provisions set forth in Article IV (such books, records, and accounts, collectively, the “Covered Books and Records”).

          5.02 Right of Inspection and Audit.
                  (a) Licensors and their Affiliates, and their officers, employees, and agents, including third-party attorneys and accountants and auditors, and regulatory officials with regulatory authority over Licensors, may, during the Term and for a period of three (3) years following any termination of this Agreement (or longer to the extent of any applicable statute of limitations or any dispute hereunder), perform reviews, including onsite visits and an audit of the Covered Books and Records to ensure that Licensee is conducting its activities and performing its obligations under this Agreement in accordance with all Mortgage Lending Laws and the provisions of this Agreement. In connection therewith, Licensee shall provide to such Person, during normal business hours and with reasonable advance notice, access to such Covered Books and Records as Licensors may reasonably request for the purpose of carrying out such reviews. Licensors shall have the right to make copies or extracts of the Covered Books and Records.
                  (b) Licensors shall be permitted, during the Term and for a period of three (3) years following the Term (or longer to the extent of any applicable statute of limitations or any dispute hereunder), during normal business hours and with reasonable advance notice, to meet with Licensee’s officers, employees, and applicable agents and representatives for the purpose of reviewing Licensee’s compliance with the quality provisions of this Agreement.
                  (c) The expenses of any inspection and audit conducted pursuant to Section 5.02 shall be borne by Licensors.
ARTICLE VI
COMPLIANCE WITH LAW
          6.01 Compliance with Law. Licensee shall comply in all material respect with all applicable Laws now and hereinafter enacted in connection with the NRT Mortgage Business, its use of the Marks, and the performance of its other obligations under this Agreement.
          6.02 Government Licenses, Permits, and Approvals. Licensee, at its sole expense, shall be responsible for obtaining and maintaining all licenses, permits, and regulatory approvals which are required by any Governmental Entity with respect to this Agreement and/or the Mortgage Lending Laws with respect to the NRT Mortgage Business, and to comply in all material respect with any requirements of such Governmental Entity or Mortgage Lending Law. Licensee shall furnish Licensors with written evidence from such regulatory authorities of any such licenses, permits, clearances, authorizations, or regulatory approvals at Licensors’ request.
ARTICLE VII
INTELLECTUAL PROPERTY PROTECTION
          7.01 Protection of the Marks.
                  (a) Licensee shall, at its own expense, notify Licensors, within ten (10) Business Days after it becomes aware thereof, of (i) any use, application to register, or registration of any word, name, phrase, term, logo, or design, or any combination of any of the foregoing, that might constitute infringement or other violation of the Marks; or (ii) any claim of any rights in a Mark, or in any confusingly similar mark, adverse to Licensors’ interests in and to such Mark, or any claim that Licensee’s use of a Mark infringes or otherwise violates the rights of any other Person.
                  (b) Licensee agrees, at its own expense and as Licensors may reasonably request, to (i) cooperate fully with Licensors in the prosecution and elimination of any infringement or other violation of the Marks, including, but not limited to, joining in a suit or proceeding against a Person making such infringing or other violating use; and (ii) execute any further agreements or documents as may become necessary or useful in connection therewith.
          7.02 Domain Names.
                  (a) Licensee shall not register any Domain Names or domain names incorporating the Marks, or any name or mark similar to the Marks, with any domain name registrar. Licensors agree that they will appoint Licensee as the administrative and technical contact for the Domain Names with the appropriate domain name registrar.
                  (b) Licensee shall pay all fees (including renewal fees) associated with the Domain Names to the appropriate domain name registrar and shall not let any Domain Name lapse by failing to pay such renewal fees. Licensee shall promptly notify Licensors in writing and promptly provide Licensors with copies of all correspondence from any domain name registrar with respect to the registration or renewal of the Domain Names.
ARTICLE VIII
DISCLAIMER OF REPRESENTATIONS AND WARRANTIES
          8.01 EXCEPT AS EXPRESSLY SET FORTH IN AND SUBJECT TO THE OPERATING AGREEMENT, LICENSORS HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, REGISTRABILITY, OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE), REGARDING THE MARKS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LICENSEE ACKNOWLEDGES THAT THE LICENSE GRANTED IN THIS AGREEMENT AND THE MARKS ARE PROVIDED “AS IS.”
ARTICLE IX
DEFENSE AND INDEMNIFICATION
          9.01 Indemnification by Licensee. Licensee, at its expense, hereby agrees to indemnify and hold harmless Licensors and their Affiliates, and their respective directors, officers, employees, and agents with respect to any Damages incurred, arising from, or based on a claim by any third party arising, directly or indirectly, from any use by Licensee of the Marks; provided that Licensors notifies Licensee promptly in writing after Licensors becomes aware of such a claim. Licensors and Licensee shall reasonably cooperate with each other with respect to such a claim.

ARTICLE X
REMEDIES FOR BREACH
          10.01 Equitable Relief. Licensee acknowledges and agrees that (i) the Marks constitute valuable property of Licensors and have acquired a valuable reputation and goodwill; (ii) violation by Licensee or its directors, officers, employees, agents, or subcontractors of any provision of this Agreement may cause Licensors irreparable injury not compensable by money damages for which Licensors may not have an adequate remedy at law; and (iii) if Licensors institute an action or proceeding to enforce the provisions of this Agreement and seek injunctive or other equitable relief as may be necessary to enjoin, prevent, or curtail any breach thereof, threatened or actual, then Licensors shall not be required to prove irreparable injury, and shall be entitled to such relief without the posting of any bond or other security.
ARTICLE XI
TERM AND TERMINATION
          11.01 Term. This Agreement shall become effective on the Effective Date and shall continue in perpetuity unless and until terminated pursuant to Section 11.02 or 11.03 (the “Term”).
          11.02 Licensors’ Right to Terminate Agreement. Licensors may terminate this Agreement upon written notice to Licensee in the event of the occurrence of (i) any Cendant Termination Event, which termination will be effective upon the consummation of a Cendant Put or a PHH Sale in accordance with Section 8.2 of the Operating Agreement, (ii) any PHH Termination Event, which termination will be effective upon the consummation of a Purchase Right transaction in accordance with Section 8.3 of the Operating Agreement, (iii) the consummation of a Two Year Put in accordance with Section 8.4 of the Operating Agreement, (iv) the consummation of a Two Year PHH Sale in accordance with Section 8.4 of the Operating Agreement, (v) the consummation of a Special Termination Put, a Non-Renewal Put or a Non-Renewal PHH Sale, in each case in accordance with Section 8.4 of the Operating Agreement, or (vi) the dissolution of Licensee, which termination will be effective upon the distribution of assets in accordance with Article IX of the Operating Agreement.
          11.03 Termination for Material Breach. If any Licensor, on the one hand, or Licensee, on the other, fails to discharge a material obligation or to correct a material default hereunder, Licensee or Licensors, respectively, may give written notice to the other Party specifying the material obligation or material default and indicating an intent to terminate this Agreement if the material obligation is not discharged or the material default is not cured. The Party receiving such notice shall have sixty (60) days from the date of receipt of such notice to discharge such material obligation or cure such material default. If such material obligation is not discharged or such material default is not cured by the end of such sixty (60) day period, the non-defaulting Party may terminate this Agreement immediately by written notice given at any time after the end of such period; provided that the material obligation has not been discharged or the material default is continuing on the date of such termination notice.
          11.04 Effect of Termination.

                   (a) Upon the expiration or termination of this Agreement for any reason:
                     (i) Subject to Sections 11.04(b) and 11.05, Licensee’s License immediately and automatically shall terminate, and all rights in the Marks granted to Licensee under this Agreement shall revert to Licensors; and
                     (ii) Licensee shall, within sixty (60) days from the termination of this Agreement (such period, the “Transitional Period”), discontinue using the Marks and remove the Marks from all promotional and advertisement materials, stationery, computer and electronic systems (including all Internet websites), and any and all documents (whether in written, electronic, optical, or other form) in the possession or control of Licensee, and during the Transitional Period (the last day of such period being the “Cessation Date”) all of the obligations of Licensee hereunder shall remain in force; provided, however, that Licensee shall not be required to remove the Marks from internal business records.
                   (b) Subject to Section 11.05, upon expiration of the Transitional Period, Licensee shall:
                     (i) destroy all materials utilizing the Marks and provide confirmation of same to Licensors;
                     (ii) not use any trademark, service mark, domain name, or name that is confusingly similar to or dilutive of the Marks, and at Licensors’ request Licensee will assign any rights to the Marks to one or more of the Licensors or an Affiliate of one of them, as requested by Licensors;
                     (iii) remove all content from any Internet website corresponding to the Domain Names, and shall (x) post, at the request of Licensors and subject to the prior written approval of Licensors, a notice or legend which shall state that the license granted hereunder has been terminated and any other information reasonably requested by Licensors, including hypertext links to one or more of Licensors’, or its Affiliates’, other Internet websites; or (y) redirect the Domain Names to a websites of Licensors’ choosing;
                     (iv) take all steps necessary, and fully cooperate with Licensors and/or their Affiliates, to remove the Marks from Licensee’s trade and assumed names and cancel any recordation of such names with any Governmental Entity; and
                     (v) change any corporate, trade, and assumed name that uses the Marks to a name that does not include the Marks or any variation, derivation, or colorable imitation thereof.
          11.05 Post-Transitional Period Use. Notwithstanding Section 11.04, Licensee shall have the right to continue to use the Marks after the expiration of the Transitional Period solely to the extent necessary in connection with and until the closing of any outstanding Pipeline Loans.
          11.06 Survival. Notwithstanding any provisions of this Article stating otherwise, Sections 7.02, 11.04, 11.05, 11.06 , and Articles III, V, VIII through X, and XII shall survive any termination of this Agreement.
ARTICLE XII
MISCELLANEOUS
          12.01 Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument.
          12.02 Entire Agreement. This Agreement constitutes the entire agreement between the Parties and contains all of the agreements between the Parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or written, between the Parties with respect to the subject matter hereof.
          12.03 Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, illegality, or unenforceability without invalidating the remainder of such invalid, illegal, or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.
          12.04 Amendment. Except as expressly provided herein, this Agreement may be amended only by a written agreement executed by both of the Parties. Following such amendment, this Agreement, as amended, shall be binding upon the Parties.
          12.05 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and shall inure to the benefit of the Parties, and their respective permitted successors and assigns.
          12.06 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAWS RULES THEREOF, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. Any legal suit, action, or proceeding against any of the Parties arising out of or relating to this Agreement shall only be instituted in any federal or state court in New York, New York, pursuant to Section 5-1402 of the New York General Obligations Law, and each Party hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action, or proceeding. The Parties hereby agree to venue in such courts and hereby waive, to the fullest extent permitted by law, any claim that any such action or proceeding was brought in an inconvenient forum. Each of the Parties hereby irrevocably waives all right to trial by jury in any suit, action, or proceeding arising out of or relating to this Agreement.

          12.07 Effect of Waiver or Consent. No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in a written notice given to the Party claiming such waiver has occurred. A waiver or consent, express or implied, of or to any breach or default by any Person in the performance by that Person of its obligations with respect to this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to this Agreement. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.
          12.08 Notices. To be effective, unless otherwise specified in this Agreement, all notices and demands, consents, and other communications under this Agreement must be in writing and must be given by (a) depositing the same in the United States mail, postage prepaid, certified or registered, return receipt requested, (b) delivering the same in person and receiving a signed receipt therefore, (c) sending the same by a nationally recognized overnight delivery service, or (d) telecopy (promptly confirmed by telephone and followed by personal or nationally recognized overnight delivery). For purposes of notices, demands, consents, and other communications under this Agreement, the addresses of the Parties (and their respective counsel, if applicable) shall be as follows:
          If to Licensors, addressed to:

Cendant Corporation
9 West 57th Street
New York, New York 10021
Facsimile: (212) 413-1922
Attention:	Eric J. Bock,
Executive Vice President-Law
and Corporate Secretary
          If to Licensee, addressed to:

PHH Home Loans, LLC
3000 Leadenhall Road
Mail Stop ACC
Mt. Laurel, NJ 08054
Facsimile: (856) 917-0950
Attention:	William F. Brown,
Senior Vice President
and General Counsel

          Copies of all notices hereunder shall be delivered to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Facsimile: (212) 735-2000
Attention: Fred B. White III, Esq.
Notices, demands, consents, and other communications mailed in accordance with the foregoing clause (a) shall be deemed to have been given, made, and received three (3) Business Days following the date so mailed. Notices, demands, consents, and other communications given in accordance with the foregoing clauses (b) and (d) shall be deemed to have been given, made, and received when sent on a Business Day or, if not a Business Day, then the next succeeding Business Day. Notices, demands, consents, and other communications given in accordance with the foregoing clause (c) shall be deemed to have been given, made, and received when delivered or refused on a Business Day or, if not a Business Day, then the next succeeding Business Day. Any Party may designate a different address to which notices or demands shall thereafter be directed and such designation shall be made by written notice given in the manner hereinabove required, provided that at all times each Party shall be required to maintain a notice address in the continental United States.
          12.09 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
          12.10 No Assignment. Licensee may not assign or otherwise transfer (including by operation of law) its rights or obligations under this Agreement to any Person. Any assignment or other transfer in violation of the foregoing sentence shall be void and of no force and effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.
          12.11 Remedies Cumulative. All remedies in this Agreement are cumulative, in addition to, and not in lieu of, any other remedies available to a Party under this Agreement at law or in equity.
          12.12 No Third-Party Beneficiaries. Unless otherwise expressly provided hereunder, this Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.
          12.13 Further Assurances and Cooperation. Each Party agrees to execute and deliver such other documents and to take all such other actions as the other Party may reasonably request to effect the terms of this Agreement.

          12.14 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent and no rule of strict construction against any Party shall apply to any term or condition of this Agreement.
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          IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year first above written.

TM ACQUISITION CORP.
By:	/s/ Eric J. Bock
	Name:	Eric. J. Bock
	Title:	Executive Vice President and Secretary

COLDWELL BANKER REAL ESTATE CORPORATION
By:	/s/ Eric J. Bock
	Name:	Eric. J. Bock
	Title:	Executive Vice President and Secretary

ERA FRANCHISE SYSTEMS, INC.
By:	/s/ Eric J. Bock
	Name:	Eric. J. Bock
	Title:	Executive Vice President and Secretary

PHH HOME LOANS, LLC
By:	/s/ Terence W. Edwards
	Name:	Terence W. Edwards
	Title:	President and Chief Executive Officer